AMENDMENT

TO

2003 INCENTIVE COMPENSATION PLAN

This Amendment (the "Amendment") to the 2003 Incentive Compensation Plan (the "Plan") of O.I. Corporation (the "Corporation") is effective as of October 29, 2007.

WHEREAS, the Corporation adopted the Plan on February 25, 2002;

WHEREAS, Section 15 of the Plan provides that the Corporation's Board of Directors may alter, amend, suspend, discontinue or terminate the Plan at any time (subject to certain restrictions not applicable at this time); and

WHEREAS, the Corporation desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

  Amendment to Section 6a. Section 6a of the Plan is hereby amended and restated in its entirety to read as follows:

"a. Terms of Options. Each Option granted to a Non-Employee Director shall be a non-qualified stock option. All Options granted to Non-Employee Directors shall have an exercise price equal to the Market Value Per Share on the date of grant, shall vest and become exercisable twelve months from the date of grant, and shall terminate on a specified date which may be up to ten years from the date of grant, unless earlier terminated as provided in (c) below."

  Amendment to Section 6b. Section 6b of the Plan is hereby amended by replacing the number "2,000" with the number "4,000" in the penultimate line thereof.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation.

Dated: October 29, 2007

By: /s/ J. Bruce Lancaster

Name: J. Bruce Lancaster

Title: Chief Executive Officer &

Chief Financial Officer